Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                          Contact:                      David M. Findlay
                                                                                                                                                   President and
                                                                                                                                                   Chief Financial Officer
                                                                                                                                                   (574) 267-9197
                                                                                                                                                   david.findlay@lakecitybank.com

Lakeland Financial Reports

Record First Quarter Performance

Company Increases Dividend 12%

Warsaw, Indiana (April 25, 2013) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record net income of $9.2 million for the first quarter of 2013, an increase of 7% versus $8.6 million in the first quarter of 2012.  Diluted net income per share was also a record for the first quarter and increased 8% to $0.56 versus $0.52 for the comparable period of 2012.  On a linked quarter basis, net income increased 7% compared to net income of $8.6 million, or $0.52 per diluted share, for the fourth quarter of 2012.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “This record performance represents a very good start to 2013.  As we recently noted at our annual meeting of shareholders, we believe that consistent day-to-day performance and superior client service are critical to the success of our mission to be the acknowledged and recognized leader in Indiana community banking.  As our results demonstrate, this client-centered strategy has proven to be good for our shareholders as well.”

As previously announced, the Board of Directors approved a cash dividend for the first quarter of $0.19 per share, payable on May 6, 2013, to shareholders of record as of April 25, 2013.  The quarterly dividend represents a 12% increase over the quarterly dividends paid for each quarter of 2012.

Kubacki continued, “We are very proud of the robust capital structure that we have built, and this significant increase in our shareholder dividend is reflective of our strong performance in the first quarter and our positive outlook for the future.  For decades, our shareholders have benefited from our consistent ability to grow the balance sheet and produce quality earnings.”

  Average total loans for the first quarter of 2013 were $2.26 billion versus $2.22 billion for the first quarter of 2012, an increase of 2%.  Total loans outstanding grew $37 million, or 2%, from $2.23 billion as of March 31, 2012 to $2.26 billion as of March 31, 2013.    On a linked quarter basis, average total loans increased $42.6 million, or 2%, from $2.21 billion for the fourth quarter of 2012.

David M. Findlay, President and Chief Financial Officer, observed, “Loan demand continues to be a challenge throughout the banking industry, thus we are encouraged by the growth we experienced in the first quarter.  As an Indiana bank serving Indiana clients, we believe it’s critical that we use our balance sheet to support the economic recovery in the state.”

The Company’s net interest margin was 3.17% in the first quarter of 2013 versus 3.41% for the first quarter of 2012. The net interest margin improved from 3.10% in the fourth quarter of 2012.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.  The reduced yields in the investment portfolio were driven by prepayments in the Company’s agency mortgage-backed securities portfolio, which were also affected by the low interest rate environment.  The prepayments generally have a negative impact on investment portfolio yields, including the Company having to reinvest in lower yielding securities and the acceleration of premium amortization.

Findlay stated, “We were very focused on our net interest margin in the first quarter and were pleased that it resulted in an improvement versus 2012’s fourth quarter.  We’re now in the fifth year of an unprecedented monetary policy position by the Federal Reserve Bank, and there is no expectation that this will change in the foreseeable future.  As a result, we will continue to actively manage our funding costs while at the same time working hard to retain and grow client relationships.”

The Company’s tangible common equity to tangible assets ratio was 10.38% at March 31, 2013 compared to 9.41% at March 31, 2012 and 9.63% at December 31, 2012.  Average total deposits for the quarter ended March 31, 2013 were $2.47 billion versus $2.55 billion for the fourth quarter of 2012 and $2.43 billion for the first quarter of 2012.

The Company’s provision for loan losses in the first quarter of 2013 was $0 versus $799,000 in the same period of 2012.  In the fourth quarter of 2012, the provision was $1.3 million.  The provision decrease on a year-over-year basis was generally driven by the stabilization and improvement in key loan quality metrics, including lower levels of net charge offs, appropriate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of March 31, 2013 was $50.8 million compared to $52.8 million as of March 31, 2012 and $51.4 million as of December 31, 2012.  The allowance for loan losses represented 2.25% of total loans as of March 31, 2013 versus 2.37% at March 31, 2012 and 2.28% as of December 31, 2012.  Further, the allowance for loan losses represented 234% of nonperforming loans as of March 31, 2013 versus 144% at March 31, 2012 and 167% as of December 31, 2012.

Net charge-offs totaled $626,000 in the first quarter of 2013 versus net charge-offs of $1.4 million during the first quarter of 2012 and net charge-offs of $1.7 million during the linked fourth quarter of 2012.  The largest charge-off attributable to a single commercial credit during the quarter was $365,000.  Nonperforming assets decreased 42% to $22.4 million as of March 31, 2013 versus $38.6 million as of March 31, 2012.  On a linked quarter basis, nonperforming assets were 29% lower than the $31.6 million reported as of December 31, 2012.  The decrease in nonperforming assets during the quarter primarily resulted from the removal of two commercial credits totaling $8.4 million from the impaired category, as well as charge-offs taken and payments received on nonperforming loans.  The ratio of nonperforming assets to total assets at March 31, 2013 was 0.77% versus 1.31% at March 31, 2012 and 1.03% at December 31, 2012.

Findlay noted, “We’re encouraged by the material improvement in nonperforming loans.  Throughout the economic downturn and the slow recovery that has followed, we have continued to work with our clients that have encountered financial difficulty.  We are very proud that we work with our clients, not against them during these challenging times.  This significant reduction in nonperforming loans was driven by the sustained improved performance of two commercial clients who we worked closely with to return to stable financial performance.”

The Company’s noninterest income increased $1.6 million, or 28%, to $7.5 million for the first quarter of 2013, versus $5.9 million for the first quarter of 2012.  On a year-over-year basis, quarterly noninterest income was positively impacted by a $710,000 increase in other income, which was driven by $590,000 in fees related to the execution of interest rate swaps with clients.    Loan, insurance and service fees increased by $267,000 and investment brokerage fees increased by $149,000.  In addition, noninterest income in the first quarter of 2012 was negatively impacted by $510,000 in other than temporary impairment on several non-agency mortgage backed securities.  On a linked quarter basis, noninterest income increased by $176,000 from $7.3 million in the fourth quarter of 2012.

The Company’s noninterest expense increased $213,000, or 1%, to $14.9 million in the first quarter of 2013 versus $14.7 million in the comparable quarter of 2012.  On a year-over-year basis, quarterly data processing fees increased by $452,000 driven by a larger customer base as well as greater utilization of services from the Company’s core processor, which the Company expects will improve marketing and cross-selling initiatives.  The Company's efficiency ratio was 52% for the first quarters of 2013 and 2012, as well as the fourth quarter of 2012, which consistently ranks in the top quartile of peer financial institutions in the country.  On a linked quarter basis, noninterest expense increased by $382,000 versus $14.5 million in the fourth quarter of 2012.

Lakeland Financial Corporation is a $2.9 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
FIRST QUARTER 2013 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except per share data)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2013	2012	2012
END OF PERIOD BALANCES
Assets	$ 2,927,702	$ 3,064,144	$ 2,954,616
Deposits	2,451,188	2,581,756	2,483,870
Loans	2,262,460	2,257,520	2,225,462
Allowance for Loan Losses	50,818	51,445	52,757
Total Equity	306,674	297,828	280,960
Tangible Common Equity	303,655	294,821	277,797
AVERAGE BALANCES
Total Assets	$ 2,943,767	$ 3,035,160	$ 2,893,320
Earning Assets	2,767,928	2,731,083	2,703,225
Investments	478,098	482,912	469,979
Loans	2,255,505	2,212,867	2,215,604
Total Deposits	2,473,152	2,546,704	2,427,710
Interest Bearing Deposits	2,092,394	2,175,268	2,093,348
Interest Bearing Liabilities	2,243,297	2,347,434	2,265,943
Total Equity	303,227	297,982	277,181
INCOME STATEMENT DATA
Net Interest Income	$ 21,257	$ 20,866	$ 22,497
Net Interest Income-Fully Tax Equivalent	21,678	21,272	22,899
Provision for Loan Losses	0	1,250	799
Noninterest Income	7,481	7,305	5,850
Noninterest Expense	14,893	14,511	14,680
Net Income	9,246	8,602	8,626
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.56	$ 0.53	$ 0.53
Diluted Net Income Per Common Share	0.56	0.52	0.52
Cash Dividends Declared Per Common Share	0.19	0.34	0.155
Book Value Per Common Share (equity per share issued)	18.67	18.18	17.21
Market Value – High	27.02	27.89	27.50
Market Value – Low	23.92	23.47	23.91
Basic Weighted Average Common Shares Outstanding	16,408,710	16,356,551	16,280,416
Diluted Weighted Average Common Shares Outstanding	16,527,171	16,502,313	16,439,243
KEY RATIOS
Return on Average Assets	1.27%	1.13%	1.20%
Return on Average Total Equity	12.37	11.48	12.52
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	51.82	51.51	51.79
Average Equity to Average Assets	10.30	9.82	9.58
Net Interest Margin	3.17	3.10	3.41
Net Charge Offs to Average Loans	0.11	0.31	0.26
Loan Loss Reserve to Loans	2.25	2.28	2.37
Loan Loss Reserve to Nonperforming Loans	233.86	166.60	144.46
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	112.10	96.68	92.12
Nonperforming Loans to Loans	0.96	1.37	1.64
Nonperforming Assets to Assets	0.77	1.03	1.31
Total Impaired and Watch List Loans to Total Loans	8.17	8.15	6.94
Tier 1 Leverage	11.11	10.46	10.37
Tier 1 Risk-Based Capital	13.51	13.01	12.55
Total Capital	14.77	14.27	13.81
Tangible Capital	10.38	9.63	9.41
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 2,852	$ 4,253	$ 3,573
Loans Past Due 90 Days or More	0	50	54
Non-accrual Loans	21,730	30,829	36,466
Nonperforming Loans (includes nonperforming TDR's)	21,730	30,879	36,520
Other Real Estate Owned	667	667	2,067
Other Nonperforming Assets	13	23	40
Total Nonperforming Assets	22,410	31,569	38,627
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	19,607	28,506	31,940
Performing Troubled Debt Restructurings	23,605	22,332	22,735
Total Troubled Debt Restructurings	43,211	50,838	54,675
Impaired Loans	47,685	58,935	60,995
Non-Impaired Watch List Loans	137,242	125,158	93,460
Total Impaired and Watch List Loans	184,927	184,093	154,455
Gross Charge Offs	1,206	1,855	1,733
Recoveries	580	138	291
Net Charge Offs/(Recoveries)	626	1,717	1,442

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of March 31, 2013 and December 31, 2012
(in thousands, except share data)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and due from banks	$ 66,776	$ 156,666
Short-term investments	8,891	75,571
Total cash and cash equivalents	75,667	232,237

Securities available for sale (carried at fair value)	482,704	467,021
Real estate mortgage loans held for sale	6,629	9,452

Loans, net of allowance for loan losses of $50,818 and $51,445	2,211,642	2,206,075

Land, premises and equipment, net	34,502	34,840
Bank owned life insurance	61,574	61,112
Accrued income receivable	9,235	8,491
Goodwill	4,970	4,970
Other intangible assets	35	47
Other assets	40,744	39,899
Total assets	$ 2,927,702	$ 3,064,144

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 386,509	$ 407,926
Interest bearing deposits	2,064,679	2,173,830
Total deposits	2,451,188	2,581,756

Short-term borrowings
Securities sold under agreements to repurchase	113,515	121,883
Total short-term borrowings	113,515	121,883

Accrued expenses payable	18,116	15,321
Other liabilities	7,244	1,390
Long-term borrowings	37	15,038
Subordinated debentures	30,928	30,928
Total liabilities	2,621,028	2,766,316

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,424,481 shares issued and 16,333,922 outstanding as of March 31, 2013
16,377,247 shares issued and 16,290,136 outstanding as of December 31, 2012	90,459	90,039
Retained earnings	212,900	203,654
Accumulated other comprehensive income	4,988	5,689
Treasury stock, at cost (2013 - 90,559 shares, 2012 - 87,111 shares)	(1,762)	(1,643)
Total stockholders' equity	306,585	297,739

Noncontrolling interest	89	89
Total equity	306,674	297,828
Total liabilities and equity	$ 2,927,702	$ 3,064,144

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2013 and 2012
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 24,486	$ 26,191
Tax exempt	102	112
Interest and dividends on securities
Taxable	945	2,764
Tax exempt	735	697
Interest on short-term investments	24	11
Total interest income	26,292	29,775

Interest on deposits	4,637	6,761
Interest on borrowings
Short-term	91	113
Long-term	307	404
Total interest expense	5,035	7,278
NET INTEREST INCOME	21,257	22,497
Provision for loan losses	0	799
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	21,257	21,698

NONINTEREST INCOME
Wealth advisory fees	944	914
Investment brokerage fees	949	800
Service charges on deposit accounts	1,971	1,881
Loan, insurance and service fees	1,456	1,189
Merchant card fee income	276	316
Other income	1,375	665
Mortgage banking income	509	592
Net securities gains	1	3
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	0	(510)
Loss recognized in other comprehensive income	0	0
Net impairment loss recognized in earnings	0	(510)
Total noninterest income	7,481	5,850
NONINTEREST EXPENSE
Salaries and employee benefits	9,165	9,075
Net occupancy expense	846	885
Equipment costs	609	617
Data processing fees and supplies	1,293	841
Other expense	2,980	3,262
Total noninterest expense	14,893	14,680

INCOME BEFORE INCOME TAX EXPENSE	13,845	12,868

Income tax expense	4,599	4,242

NET INCOME	$ 9,246	$ 8,626

BASIC WEIGHTED AVERAGE COMMON SHARES	16,408,710	16,280,416
BASIC EARNINGS PER COMMON SHARE	$ 0.56	$ 0.53
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,527,171	16,439,243
DILUTED EARNINGS PER COMMON SHARE	$ 0.56	$ 0.52

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FIRST QUARTER 2013
(unaudited in thousands)

	March 31,		December 31,		March 31,
	2013		2012		2012
Commercial and industrial loans:
Working capital lines of credit loans	$ 437,295	19.3%	$ 439,638	19.5%	$ 402,703	18.1%
Non-working capital loans	404,934	17.9	407,184	18.0	378,000	17.0
Total commercial and industrial loans	842,229	37.2	846,822	37.5	780,703	35.1

Commercial real estate and multi-family residential loans:
Construction and land development loans	97,263	4.3	82,494	3.7	89,356	4.0
Owner occupied loans	365,619	16.2	358,617	15.9	353,186	15.9
Nonowner occupied loans	339,030	15.0	314,889	13.9	357,781	16.1
Multifamily loans	46,270	2.0	45,011	2.0	35,178	1.6
Total commercial real estate and multi-family residential loans	848,182	37.5	801,011	35.5	835,501	37.5

Agri-business and agricultural loans:
Loans secured by farmland	99,537	4.4	109,147	4.8	104,090	4.7
Loans for agricultural production	105,312	4.7	115,572	5.1	113,014	5.1
Total agri-business and agricultural loans	204,849	9.1	224,719	10.0	217,104	9.8

Other commercial loans:	48,867	2.2	56,807	2.5	58,718	2.6
Total commercial loans	1,944,127	85.9	1,929,359	85.5	1,892,026	85.0

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	116,164	5.1	109,823	4.9	107,910	4.8
Open end and junior lien loans	154,773	6.8	161,366	7.1	174,029	7.8
Residential construction and land development loans	6,110	0.3	11,541	0.5	6,929	0.3
Total consumer 1-4 family mortgage loans	277,047	12.2	282,730	12.5	288,868	13.0

Other consumer loans:	41,891	1.9	45,755	2.0	44,977	2.0
Total consumer loans	318,938	14.1	328,485	14.5	333,845	15.0
Subtotal	2,263,065	100.0%	2,257,844	100.0%	2,225,871	100.0%
Less: Allowance for loan losses	(50,818)		(51,445)		(52,757)
Net deferred loan fees	(605)		(324)		(409)
Loans, net	$2,211,642		$2,206,075		$2,172,705